                                  SCHEDULE 14A
                               FILE NO. 000-22001

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     [X] Filed by the Registrant

     [ ] Filed by a Party other than the Registrant

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              DELTEK SYSTEMS, INC.
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                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

               N/A
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     (2) Aggregate number of securities to which transaction applies:

               N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               N/A
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     (4) Proposed maximum aggregate value of transaction:

               N/A
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     (5) Total fee paid: $

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          [DELTEK SYSTEMS LETTERHEAD]

April 20, 2000

Dear Deltek Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Deltek Systems, Inc. on Friday, May 19, 2000. The meeting will begin promptly at 10:00 a.m. local time, at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia.

The following items are included with this letter: (1) the official notice of the meeting, (2) the proxy statement, (3) the proxy form, (4) the 1999 Annual Report on Form 10-K, (5) the 1999 Annual Review, and (6) reservation request form. The matters listed in the notice of meeting are described in detail in the proxy statement. The Annual Report includes a financial review of Deltek's performance in 1999.

If you plan to attend the Annual Meeting, please complete and return to us the meeting reservation request form.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

Sincerely,

/s/ Kenneth E. deLaski

Kenneth E. deLaski
President and Chief Executive Officer

                              DELTEK SYSTEMS, INC.
                          Principal Executive Offices:
                             8280 Greensboro Drive
                                McLean, VA 22102

                            NOTICE OF ANNUAL MEETING
                            To be held May 19, 2000

     The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Deltek Systems, Inc., a Virginia corporation (the "Company" or "Deltek"), will be held at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia, on Friday, May 19, 2000, at 10:00 a.m. local time, and thereafter as it may from time to time be adjourned for the following purposes:

     1. To elect two Class III Directors for three years or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its current fiscal year; and

     To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Holders of record of Deltek Common Stock on April 12, 2000, are entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders entitled to vote at the meeting will be available for inspection by shareholders of record at the executive offices of the Company ten calendar days prior to the meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          /S/ PAUL G. LEVY

                                          Paul G. Levy
                                          Secretary

McLean, Virginia
April 20, 2000

                              DELTEK SYSTEMS, INC.
                          Principal Executive Offices:
                             8280 Greensboro Drive
                                McLean, VA 22102

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement and the accompanying proxy card and 1999 Annual Report are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Deltek Systems, Inc. ("Deltek" or the "Company") for the Annual Meeting of Shareholders to be held on Friday, May 19, 2000, at 10:00 a.m., or at any adjournments thereof, at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia (the "Annual Meeting"). These proxy materials are first being sent to shareholders on or about April 20, 2000. Only shareholders of record on April 12, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

VOTING OF PROXIES

     Your vote is important. Shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, you are urged to sign, date and return the accompanying proxy card.

     When the enclosed proxy card is properly signed, dated, and returned, the stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of Deltek Common Stock will be voted as recommended by the directors: "FOR" the election of the nominees for director named on the proxy card (Proposal No. 1), and "FOR" the ratification of the independent auditors appointed by the Board (Proposal No. 2).

     You may revoke your proxy at any time before it is exercised by (a) delivering to the Company's secretary at the Company's principal executive offices either (i) written notice of revocation of the proxy, or (ii) a duly executed later-dated proxy, or by (b) voting by ballot at the Annual Meeting.

VOTES REQUIRED

     The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltek Common Stock outstanding on the Record Date is necessary to have a quorum for the Annual Meeting. Abstentions and broker "non-votes" are counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of Deltek Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Less than a quorum may adjourn a meeting.

     As of the Record Date, 16,720,640 shares of Deltek Common Stock were outstanding. Each shareholder is entitled to one vote on each item at the Annual Meeting, in person or by proxy, for each share of common stock held of record by such shareholder on the Record Date. Election of the nominees for the Board (Proposal No. 1) will require the plurality of the votes cast by shares entitled to vote in the election. Should either of the nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on your proxy card will vote the shares represented by your proxy card for the election of such other person as the Board may recommend. The Board knows of no reason why the nominees will be unavailable or unable to serve. Ratification of the appointment of independent auditors (Proposal No. 2) will be approved if the votes cast favoring ratification exceed the votes cast in opposition. Proxies solicited by the Board will be voted "FOR" each item, unless otherwise instructed on your proxy card. Shares not voted by abstention and broker non-votes will not be counted either for or against an item, and such abstentions and broker non-votes will not affect the outcome of the vote on such item.

SOLICITATION OF PROXIES

     Solicitation of proxies may be made by use of the mails and may also be made in person or by telephone or other electronic communications. The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

ANNUAL MEETING ATTENDANCE

     Admission to the Annual Meeting is limited to shareholders of record or their proxy, beneficial owners of Deltek Common Stock having evidence of ownership, and guests of Deltek. If you are a registered owner of Deltek Common Stock and plan to attend the Annual Meeting in person, please complete and return to Deltek's Corporate Secretary the meeting reservation request form printed on the back of this proxy statement. Shareholders who have not obtained a reservation for the Annual Meeting will be admitted upon verification of ownership at the Annual Meeting. Results of the Annual Meeting will be included in Deltek's next quarterly report filed with the Securities and Exchange Commission.

PROCEDURE FOR SHAREHOLDER PROPOSALS AND NOMINATIONS

     The Board currently performs the functions of a nominating committee and will consider director nominees recommended by shareholders for election at an annual meeting, in accordance with the procedures set forth in the Company's Bylaws. Under the Bylaws, written notice of a shareholder's intent to make such a nomination generally must be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's proxy statement was released to the shareholders in connection with the previous year's annual meeting of shareholders. The notice must contain the information required by the Company's Bylaws.

     The Bylaws also provide that no business shall be conducted at any meeting of shareholders unless specified in the notice of the meeting (or any supplement thereto) by or at the direction of the Board, otherwise brought before the meeting by or at the direction of the Board, or properly brought before the meeting by a shareholder of the Company who complies with certain notice procedures set forth in the Bylaws. These requirements are separate and apart from, and in addition to, the Securities and Exchange Commission's requirements for the inclusion of a shareholder's proposal in the Company's proxy statement.

     Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received by the Company's Corporate Secretary at the Company's principal executive offices no later than December 1, 2000, for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's 2001 proxy materials.

     The Company's Bylaws are incorporated herein by this reference. A copy of the Bylaws may be obtained by following the instructions set forth on the last page of this proxy statement.

DISSENTERS' RIGHTS OF APPRAISAL

     The Board has not proposed any action for which the laws of the State of Virginia, the Certificate of Incorporation or Bylaws of the Company provide a right of a shareholder to dissent and obtain payment for shares.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting and this proxy statement. If any other matters are properly introduced at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will vote in accordance with their best judgment.

                                   PROPOSAL 1
                        TO ELECT TWO CLASS III DIRECTORS
                   EACH TO SERVE FOR THREE YEARS OR UNTIL HIS
                 SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

     The Company's Board currently consists of five persons. The Company's Articles of Incorporation and Bylaws provide that, commencing with the 1997 Annual Meeting of Shareholders, the Board shall be divided into three classes with each class containing one third of the total number of directors, as nearly equal in number as possible. Our directors, the class to which they were elected and the expiration dates of their positions are as follows:

                NAME                    CLASS                TEAM EXPIRING
                ----                  ---------              -------------
Charles W. Stein....................  Class I     2001 Annual Meeting
Donald deLaski......................  Class II    2002 Annual Meeting
Darrell J. Oyer.....................  Class II    2002 Annual Meeting
Kenneth E. deLaski..................  Class III   2000 Annual Meeting
Robert E. Gregg.....................  Class III   2000 Annual Meeting

     The Board has concluded that the re-election of Kenneth E. deLaski and Robert E. Gregg as Class III directors is in the best interest of the Company and recommends approval of their election. Biographical information concerning Messrs. deLaski and Gregg can be found under "Executive Officers and Directors." The remaining directors will continue to serve in their positions for the remainder of their terms.

                        EXECUTIVE OFFICERS AND DIRECTORS

     The Company's executive officers and directors are as follows:

                 NAME                   AGE                  POSITION
                 ----                   ---                  --------
Kenneth E. deLaski....................  42    President, Chief Executive Officer,
                                              Director, and Class III Director
                                              Nominee
Donald deLaski........................  68    Chairman of the Board of Directors
David L. Spilman......................  57    Senior Vice President, Finance and
                                              Administration and Chief Financial
                                              Officer
Robert E. Gregg.......................  52    Director and Class III Director
                                              Nominee
Darrell J. Oyer.......................  59    Director
Charles W. Stein......................  59    Director

     Kenneth E. deLaski was a co-founder of the Company in November 1983 and has served as a director of the Company since its inception. Mr. deLaski also has served as the Company's President since May 1990 and as its Chief Executive Officer since February 1996. From May 1990 to February 1996, he served as the Company's Chief Operating Officer. Mr. deLaski is a certified public accountant. He is the son of Donald deLaski, Chairman of the Board of Directors. Mr. deLaski has been nominated for re-election as a Class III Director.

     Donald deLaski was a co-founder of the Company in November 1983 and has served as Chairman of the Board of Directors since its inception. Mr. deLaski also served as the Company's Chief Executive Officer from its inception until February 1996, and as its Treasurer until July 1999. Mr. deLaski is a certified public accountant. He is the father of Kenneth E. deLaski, President and Chief Executive Officer of the Company.

     David L. Spilman was appointed to his position effective March 6, 2000 and has over 30 years of financial management experience in the public company environment, most recently as Senior Vice President and Chief Financial Officer of Farmer's & Mechanics National Bank, Frederick, Maryland. Mr. Spilman is a certified public accountant and past president of the Maryland Association of CPAs.

     Robert E. Gregg has served as a director of the Company since September 1986. Mr. Gregg has been a partner in Reed Smith Hazel & Thomas LLP, counsel to the Company, since the merger in November 1999 of Reed Smith Shaw & McClay, LLP and Hazel & Thomas, PC, where he has been a shareholder since Hazel & Thomas' inception in 1987. Mr. Gregg has been nominated for re-election as a Class III Director.

     Darrell J. Oyer became a director of the Company in February 1997. Since June 1991, Mr. Oyer has served as President of Darrell J. Oyer and Company, a consulting company. Mr. Oyer was previously a partner with Deloitte and Touche and was previously the Assistant Director of several functional areas of the Defense Contract Audit Agency.

     Charles W. Stein became a director of the Company on April 1, 1997. Since August 1997, Mr. Stein has served as president of Stein Venture Management, a consulting firm. From February 1987 until January 1997, Mr. Stein served as President and Chief Executive Officer of Netrix Corporation, a wide area network product and systems company. Mr. Stein also was a director of Netrix Corporation and its Chairman until he resigned from the board of directors on March 31, 1997.

     Deltek's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. Each executive officer is a full-time employee of the Company. Other than the relationship between Donald deLaski and Kenneth E. deLaski described herein, there are no family relationships between any director or executive officer of the Company.

THE BOARD OF DIRECTORS

     The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company's business through discussions with the President and other members of the Company's management and staff, by reviewing materials provided to them and by participating in Board and committee meetings. During 1999, the Board met ten times.

COMMITTEES OF THE BOARD

     The Company has audit and compensation committees, but not a nominating committee, of the Board. The Audit Committee is responsible for reviewing with management the financial controls, accounting, credit and reporting activities of the Company. The Audit Committee reviews the qualifications of the Company's independent auditors, makes recommendations to the Board regarding the selection of independent auditors, reviews the scope, fees and results of any audit, and reviews non-audit services and related fees provided by the independent auditors. The members of the Audit Committee are Darrell J. Oyer and Charles W. Stein, both of whom are independent directors. Two meetings were held during the last fiscal year.

     The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee may also administer the Company's 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. The members of the Compensation Committee are Darrell J. Oyer and Charles W. Stein, both of whom are independent directors. The Compensation Committee met one time during the last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported by the Securities and Exchange Commission rules, and no current or former officer of the Company serves on its Compensation Committee.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $1,000 for each meeting of the Board or any committee thereof attended in person and $500 for each such meeting attended telephonically, except that if a committee meeting is held on the same day as a meeting of the full Board, the compensation for attendance at such committee meeting is $300. The Company reimburses outside directors for any travel expenses incurred in connection with attending Board or committee meetings. Each of the outside directors has been granted nonqualified options under the Company's 1996 Stock Option Plan to purchase 8,000 shares of the Company's Common Stock at prices ranging from $8.875 to $11.00 per share. Directors who are employees of the Company will receive no additional cash compensation for their services as members of the Board of Directors or committees thereof other than reimbursement for travel expenses incurred in connection with attending Board and committee meetings.

EXECUTIVE COMPENSATION

  Summary Compensation Information

     The following table sets forth information concerning the compensation earned during the years ended December 31, 1997, 1998 and 1999 by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers, including those who were serving as executive officers at December 31, 1999 (collectively, the "Named Executive Officers"):

                                                                                  LONG-TERM COMPENSATION
                                                                          --------------------------------------
                                      ANNUAL COMPENSATION                          AWARDS              PAYOUTS
                         ----------------------------------------------   -------------------------   ----------
                                                                                         SECURITIES
                                                             OTHER         RESTRICTED    UNDERLYING
       NAME AND                                             ANNUAL           STOCK        OPTIONS/       LTIP
  PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)   COMPENSATION($)   AWARDS($)(1)    SARS(#)     PAYOUTS(#)
  ------------------     ----   ----------   --------   ---------------   ------------   ----------   ----------
Kenneth E. deLaski,....  1999    185,000       --                --           --               --        --
President and Chief      1998    179,042       --                --           --               --        --
Executive Officer        1997    161,413       --                --           --               --        --
Donald deLaski,........  1999     60,000       --                --           --               --        --
Chairman                 1998     71,667       --                --           --               --        --
                         1997    109,198       --                --           --               --        --
Eric F. Brown..........  1999    168,914       --           130,500(3)        --            8,000        --
Executive Vice           1998    150,125       --                --           --           10,000        --
President and Chief      1997    132,813       --                --           --               --        --
Operating Officer(4)
G. Bryan Fleming.......  1999    124,238       --                --           --            4,000        --
Acting Chief Financial   1998    109,750       --                --           --               --        --
Officer and              1997     99,328       --            16,007(3)        --            3,000        --
Controller(5)


       NAME AND              ALL OTHER
  PRINCIPAL POSITION     COMPENSATION($)(2)
  ------------------     ------------------
Kenneth E. deLaski,....        4,000
President and Chief            4,000
Executive Officer              4,000
Donald deLaski,........        2,400
Chairman                       2,867
                               4,000
Eric F. Brown..........        4,000
Executive Vice                 4,000
President and Chief            4,000
Operating Officer(4)
G. Bryan Fleming.......        4,000
Acting Chief Financial         4,000
Officer and                    3,973
Controller(5)

---------------
(1) The Named Executive Officer did not hold restricted stock awards as of the end of the fiscal year. The number and value of the aggregate restricted stock holdings for Messrs. K. deLaski, D. deLaski, Brown, and Fleming at the end of the last fiscal year, based on the closing bid price of the Company's Common Stock on the Nasdaq National Market on December 31, 1999, were 4,602,800, 3,514,700, 309,200, and 8,367 shares, respectively, with values of $62,137,800, $47,448,450, $4,174,200 and $112,955, respectively, without giving effect to the consideration paid by the Named Executive Officer.

(2) Does not include pro rata distributions of S Corporation dividends to the individual as a shareholder. Includes for 1997, 1998 and 1999 a 401(k) plan profit sharing contribution of $4,000 for Messrs. K. deLaski and E. Brown, for Mr. D. deLaski, a 401(k) plan profit sharing contribution of $4,000 for 1997 and 1998, and $2,400 for 1999, and for Mr. G.B. Fleming a 401(k) profit sharing contribution of $3,973 for 1997, and $4,000 for 1998 and 1999. Does not include other perquisites and personal benefits the aggregate amount of which did not exceed 10% of the total annual salary and bonus reported for the Named Executive Officer.

(3) Represents the dollar value of non-cash compensation from the exercise of options to convert to Common Stock during the fiscal year.

(4) Mr. Brown resigned as an officer of and terminated his employment by the Company on December 10, 1999.

(5) Mr. Fleming was named Controller in April 1999 and was Acting Chief Financial Officer from July 23, 1999 until March 6, 2000. Prior to April 1999, Mr. Fleming was a Senior System Consultant with the Company.

  Option Grants in Last Fiscal Year

     The following table sets forth information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1999 to the Named Executive Officers.

                                                                INDIVIDUAL GRANTS
                                               ----------------------------------------------------         POTENTIAL
                                                                                                            REALIZABLE
                                                                                                             VALUE AT
                                                                                                             ASSUMED
                                                                                                         ANNUAL RATES OF
                                               NUMBER OF      % OF TOTAL                                   STOCK PRICE
                                                 SHARES        OPTIONS                                   APPRECIATION FOR
                                               UNDERLYING     GRANTED TO     EXERCISE                     OPTION TERM(2)
                                                OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   ----------------------
                    NAME                        GRANTED     FISCAL YEAR(1)     SHARE        DATE         5%           10%
                    ----                       ----------   --------------   ---------   ----------   --------      --------
Kenneth E. deLaski...........................       --             --              --           --         --            --
Donald deLaski...............................       --             --              --           --         --            --
Eric F. Brown................................    8,000           2.82%        $ 8.750    05/20/09(3)    (3)           (3)
G. Bryan Fleming.............................    4,000           1.41%        $15.125     08/31/09     38,048        96,421

---------------
(1) The Company granted options to purchase an aggregate of 283,610 shares of the Company's Common Stock to employees during the year ended December 31, 1999.

(2) The potential realizable value is based on the term of the option at the time of grant (ten years). Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependant on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the date hereof.

(3) Mr. Brown resigned on December 10, 1999. Unvested options were cancelled as of that date.

  Option Exercises and 1999 Fiscal Year-End Option Values

     The following table sets forth information concerning the exercise of stock options during the year ended December 31, 1999 and the value of options held as of such date by the Named Executive Officers:

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         NUMBER OF                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                          SHARES                     OPTIONS AT DECEMBER 31, 1999       DECEMBER 31, 1999(2)
                         ACQUIRED         VALUE      -----------------------------   ---------------------------
        NAME           UPON EXERCISE   RECEIVED(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        ----           -------------   -----------   ------------   --------------   -----------   -------------
Kenneth E. deLaski...         --             --             --             --              --             --
Donald deLaski.......         --             --             --             --              --             --
Eric F. Brown........     18,000        130,500             --         (3)                 --         (3)
G. Bryan Fleming.....         --             --          7,800          8,200          73,371         22,800

---------------
(1) "Value Received" represents the fair market value of the underlying common stock on the exercise date minus the aggregate exercise price of such options.

(2) Based upon the closing bid price on Nasdaq of the Company's common stock as of December 31, 1999 of $13.50 per share, minus the aggregate exercise price of such options.

(3) Mr. Brown resigned on December 10, 1999. Unvested options were cancelled as of that date.

  1996 Stock Option Plan

     Deltek's 1996 Stock Option Plan (the "1996 Option Plan") was adopted by the Company's Board in November 1996 and approved by the Company's shareholders in December 1996. A total of 2,100,000 shares of Common Stock have been reserved for issuance under the 1996 Option Plan. The 1996 Option Plan is administered by the Board or a committee thereof. The 1996 Option Plan provides for grants of "incentive stock options," within the meaning of Section 422 of the Code, to employees (including officers and employee directors), and for grants of nonstatutory options to employees, non-employee directors and consultants. The 1996 Option Plan will terminate in December 2006, unless terminated sooner by the Board.

     The exercise price of stock options granted under the 1996 Option Plan must be not less than the fair market value of the common stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option must not exceed five years. The terms of all other options may not exceed ten years. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000. The Board or any committee administering the 1996 Option Plan has discretion to determine exercise schedules and vesting requirements, if any, of all option grants under the 1996 Option Plan.

     As of December 31, 1999, options to purchase an aggregate of 997,001 shares were outstanding under the 1996 Option Plan, at exercise prices ranging from $8.00 per share to $18.687 per share and 200,060 options were exercisable as of December 31, 1999. In 1999, options totaling 20,000 shares were granted to current executive officers as a group under the Plan, and options totaling 263,610 shares were granted under the Plan to all employees (excluding executive officers) as a group. Options generally become exercisable in five annual installments beginning one year after the date of the option grant.

  Employee Time Accelerated Stock Option Plan

     Deltek's Time Accelerated Stock Option Plan (the "Accelerated Plan") was adopted by the Company's Board and approved by its shareholders in April 1996. A total of 1,500,000 shares of Common Stock originally were reserved for issuance under the Accelerated Plan. In December 1996, the Company's Board reduced the number of shares of Common Stock reserved for issuance under the Accelerated Plan to 679,500, the number of shares of Common Stock issuable upon the exercise of options then outstanding. The Accelerated Plan provides for grants of nonstatutory options to key employees of the Company. The Accelerated Plan was discontinued at the time of the adoption of the 1996 Option Plan, and no additional options will be granted under the Accelerated Plan. Options previously granted under the Accelerated Plan will continue to be governed by the terms of the Accelerated Plan, which will be administered by the Board.

     The exercise price of options granted under the Accelerated Plan must be not less than the fair market value of the Common Stock on the date of grant. The term of options granted under the Accelerated Plan is ten years, subject to certain exceptions. All of the options granted under the Accelerated Plan become exercisable on January 1, 2004. Any options that are fully vested at the time an optionee's employment with the Company terminates for any reason (other than death, disability or retirement) terminate three months after the date of termination unless earlier exercised.

     As of December 31, 1999, options to purchase 330,950 shares of Common Stock, at a weighted average exercise price of $4.00 per share, were outstanding under the Accelerated Plan and 151,550 of such options were exercisable.

  1987 Employee Stock Option Plan

     Deltek's 1987 Employee Stock Option Plan (the "1987 Option Plan") was adopted by the Company's Board and approved by its shareholders in December 1987. A total of 900,000 shares of Common Stock originally were reserved for issuance under the 1987 Option Plan. In December 1996, the Company's Board reduced the number of shares of Common Stock reserved for issuance under the 1987 Option Plan to 388,500, the number of shares of Common Stock issuable upon the exercise of options outstanding as of September 30, 1996. The 1987 Option Plan provided for grants of nonstatutory options to key employees of the Company. The 1987 Option Plan was discontinued at the time of the adoption of the 1996 Option Plan, and no additional options will be granted under the 1987 Option Plan. Options previously granted under the 1987 Option Plan will continue to be governed by the terms of the 1987 Option Plan, which will be administered by the Board.

     The exercise price of options granted under the 1987 Option Plan is based on the book value of the common stock at the end of the fiscal year immediately prior to the year in which the option is granted, as reflected in the Company's audited financial statements, reduced by any dividend declared by the Company with respect to the previous fiscal year. The term of options granted under the 1987 Option Plan is ten years, subject to certain exceptions. Generally, options granted under the 1987 Option Plan become exercisable pursuant to a five-year vesting schedule provided the optionee remains employed full time by the Company and are subject to a right of repurchase by the Company upon the termination of the optionee's employment.

     As of December 31, 1999, options to purchase 111,950 shares of Common Stock, at a weighted average exercise price of $0.396 per share, were outstanding under the 1987 Option Plan. Options to purchase 111,050 shares were fully vested and exercisable as of December 31, 1999.

  1996 Employee Stock Purchase Plan

     Deltek's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Company's Board in November 1996 and approved by its shareholders in December 1996. A total of 400,000 shares of Common Stock are reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, is administered by the Board or a committee thereof. Employees (including officers and employee directors of the Company) are eligible to participate in the Purchase Plan if they are customarily employed for more than 20 hours per week five months per year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock on the first day of the offering period or the last day of the offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of a participant's employment with the Company. In addition, participants may not purchase shares of Common Stock having a value (measured at the beginning of the offering period) greater than $25,000 in any calendar year.

     As of December 31, 1999, 118,018 shares of Common Stock have been issued under the Purchase Plan.

  Performance Graph

                       COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG
                 DELTEK SYSTEMS, S&P 500, PEER GROUP AND S&P SMALLCAP 600 LINE GRAPH

                                           DELTEK SYSTEMS            S&P 500               PEER GROUP          S&P SMALLCAP 600
                                           --------------            -------               ----------          ----------------
2/97                                          $100.00                $100.00                $100.00                $100.00
12/97                                          143.75                 125.52                  93.80                 123.53
12/98                                          153.41                 161.39                  68.23                 121.92
12/99                                          122.73                 195.35                 125.09                 137.04

        Assumes initial investment of $100

        * Total Return assumes reinvestment of dividends
        Note: Total Returns based on market capitalization

     The above graph assumes a $100 investment on February 20, 1997 and reinvestment of all dividends, in the Company's Common Stock, the S&P 600 Index, and a composite peer group consisting of the following companies: Aspen Technology, Inc., J.D. Edwards & Co., HNC Software Inc., Infinium Software, Inc., JDA Software Group, Inc., Lightbridge, Inc., Manugistics Group, Inc., Pegasus Systems, Inc., Project Software & Development, Inc., Remedy Corp., Symix Systems, Inc., and The Vantive Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and Nasdaq National Market. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
Section 16(a) forms that they file.

     Based solely upon a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year and Forms 5 furnished to the Company with respect to its most recent fiscal year, as well as written representations of each reporting person, all reporting persons satisfied the reporting requirements.

CERTAIN TRANSACTIONS

     From 1987 until February 25, 1997 (the "Termination Date"), Deltek elected to be treated for federal and certain state income tax purposes as an S Corporation under Subchapter S of the Internal Revenue Code of 1986. As a result, the Company's earnings for prior tax years and through February 24, 1996 were taxed, with certain exceptions, for federal and certain state income tax purposes, directly to Deltek's shareholders. Prior to its initial public offering, Deltek and its pre-IPO shareholders entered into a Tax Indemnification Agreement, which generally provides that those shareholders will be responsible for any federal and certain state income taxes imposed upon the Company for all taxable periods ending prior to the Termination Date and that the Company will be responsible for all federal and state income taxes arising on or after the Termination Date. All executive officers and directors (other than Messrs. Gregg, Oyer and Stein who were not shareholders prior to the initial public offering) executed the Tax Indemnification Agreement.

     Robert E. Gregg, a director of the Company, is a partner in Reed Smith Hazel & Thomas LLP, a law firm that the Company has retained. The legal fees paid to Reed Smith Hazel & Thomas by the Company did not exceed 5% of Reed Smith Hazel & Thomas' gross revenues during the firm's last full fiscal year.

     The Company has entered into indemnification agreements with certain of its executive officers and directors setting forth certain procedures and other conditions applicable for claims for indemnification pursuant to the Company's articles of incorporation and agreeing, subject to certain limitations, to obtain and maintain directors' and officers' liability insurance coverage for its directors and officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During its fiscal year ended December 31, 1999, the Company's decisions on executive officer compensation were made in an effort to attract and retain highly qualified personnel and to recognize individual performance through the use of incentives, including equity-based incentives, that reward the creation of shareholder value and the achievement of key Company objectives.

EXECUTIVE COMPENSATION POLICY

     The executive compensation policy of the Compensation Committee is to offer compensation to its executive officers in such forms and at such levels that will attract, retain, and motivate the management talent that is necessary for the Company's continued success, and to create incentives for executive officers to continuously improve the Company's financial performance, customer satisfaction, and shareholder value.

     To implement this policy, the Compensation Committee believes that the compensation of the Company's executive officers should be competitive in relation to similar software companies and closely related to both personal and Company performance. The Compensation Committee also believes that compensation should include components, such as stock options, designed to align the interests of executive officers and shareholders.

     As part of its executive compensation policy, the Compensation Committee reviews executive compensation, including that of its Chief Executive Officer, in light of its relationship to corporate performance. The Compensation Committee considers measures of corporate performance including software sales, earnings per share, and the trading price of the Company's Common Stock.

ROLE OF THE COMPENSATION COMMITTEE

     Consistent with past practices, the Company's Chairman, Donald deLaski, and President, Kenneth E. deLaski, reviewed the performance of the Company's senior management and recommended to the Compensation Committee specific adjustment to their compensation. The Compensation Committee considered the salary changes as recommended by the Chairman and President, taking into account the Company's interest in attracting, retaining, and motivating the management and technological talent that is crucial to the Company's success, as well as the performance of the Company and the personal performance of each of the foregoing officers and key employees. The Compensation Committee also considered the fact that the

Company had historically used stock options to supplement salaries and would continue to use options to compensate and motivate managers. The Committee found that the proposed salary adjustments were reasonable and appropriate, including maintaining, at the 1998 compensation level, the base salary for Kenneth deLaski, President and Chief Executive Officer, at $185,000 per annum, and the base salary for Donald deLaski, Chairman of the Board, at $60,000 per annum, as both own substantial amounts of stock and the Committee having been advised by the President that his personal salary was not critical as motivation because of his stock ownership. The Compensation Committee therefore recommended that the Board of Directors ratify, confirm and approve the foregoing salary adjustments.

                                          The Compensation Committee:

                                          Darrell J. Oyer
                                          Charles W. Stein

                                   PROPOSAL 2
                  TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                          FOR ITS CURRENT FISCAL YEAR

     Subject to ratification by the shareholders, the Board has reappointed Arthur Andersen LLP as independent accountants to audit the consolidated financial statements of the Company for its fiscal year ending 2000. The Board recommends a vote in favor of ratification of the reappointment of Arthur Andersen LLP.

     Arthur Andersen LLP has served as the Company's independent accountants to audit the financial statements of the Company for over 10 years. Representatives from Arthur Andersen LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The ratification of independent accountants is not a matter required to be submitted to a vote of the shareholders; however, the Company believes that shareholder ratification may provide the auditors with a greater degree of independence from management. In the event of a negative vote by the shareholders, the Board would reconsider the reappointment of Arthur Andersen LLP.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table contains information regarding the beneficial ownership of the Company's common stock as of the Record Date by (i) each person known by the Company to own beneficially 5% or more of the common stock, (ii) each of the Company's Named Executive Officers, (iii) directors and director nominees, and
(iv) executive officers and directors as a group:

                              NAME OF                 AMOUNT AND NATURE OF
TITLE OF CLASS           BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
--------------           ----------------            -----------------------   ----------------
Common Stock    Kenneth E. deLaski                          4,602,800(2)            27.53
Common Stock    Donald deLaski                              3,155,700(3)            18.87
Common Stock    Robert E. Gregg                                 6,000(4)           *
Common Stock    Darrell J. Oyer                                 8,819(4)(5)        *
Common Stock    David L. Spilman                                   --              *
Common Stock    Charles W. Stein                                8,350(4)           *
Common Stock    William Blair & Company L.L.C.              1,432,481(6)             8.57
Common Stock    Brown Brothers Harriman                       901,100(7)             5.39
Common Stock    All directors, director nominees            7,781,669               46.54
                and executive officers as a group
                (6 persons)

---------------
 *  Represents less than one percent.

(1) Unless otherwise indicated and subject to community property laws where applicable, the persons named in this table have sole voting and sole investment power with respect to the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Includes 40,300 shares held by various trusts for which Kenneth E. deLaski and his spouse serve as the trustees and 926,250 shares held of record or beneficially by Kenneth E. deLaski's spouse, Tena R. deLaski. Excludes 178,000 shares held by a foundation established by Kenneth E. deLaski for which Kenneth E. deLaski and his spouse serve as the directors and officers. Mr. deLaski disclaims beneficial ownership of such shares.

(3) Excludes 496,000 shares held by a foundation established by Donald deLaski for which Donald deLaski and his spouse serve as the directors and officers. Mr. deLaski disclaims beneficial ownership of such shares.

(4) Includes 6,000 shares issuable upon exercise of vested options and excludes 2,000 shares issuable upon exercise of unvested options.

(5) Includes 319 shares owned by Mr. Oyer's spouse. Mr. Oyer's shares are held in a pension trust for which he serves as trustee.

(6) As reported on Schedule 13G filed by William Blair & Company, L.L.C. on February 28, 2000. According to such Schedule 13G, William Blair & Company, L.L.C. has sole voting power with respect to 317,500 of these shares, and sole dispositive power with respect to all 1,432,481 of these shares. The address of this stockholder is 222 West Adams Street, Chicago, IL 60606.

(7) As reported on Schedule 13G filed by Brown Brothers Harriman on April 10, 2000. According to such Schedule 13G, Brown Brothers Harriman has sole voting power with respect to none of these shares, and sole dispositive power with respect to none of these shares. The address of this stockholder is 59 Wall Street, New York, NY 10005.

THE COMPANY'S BYLAWS ARE INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. THE COMPANY WILL SEND, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S BYLAWS WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST, BY FIRST CLASS MAIL OR EQUALLY PROMPT MEANS. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE, 8280 GREENSBORO DRIVE, MCLEAN, VA 22102, (703) 734-8606.

PUBLICATIONS OF INTEREST TO DELTEK SHAREHOLDERS ARE AVAILABLE FREE OF CHARGE. THESE INCLUDE ANNUAL AND QUARTERLY REPORTS TO SHAREHOLDERS, AS WELL AS OTHER REPORTS, OTHER THAN EXHIBITS FILED THEREWITH, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS MATERIAL MAY BE OBTAINED BY WRITTEN REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT SENT TO THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

                              DELTEK SYSTEMS, INC.

                        2000 ANNUAL SHAREHOLDERS MEETING
                            RESERVATION REQUEST FORM

                                 Detach Here ||
                                             \/

 -------------------------------------------------------------------------------

Complete the following information and return it to Corporate Secretary, Deltek Systems, Inc., 8280 Greensboro Drive, McLean, VA 22102, for admission to the 2000 Annual Meeting of Shareholders of Deltek Systems, Inc.

          Shareholder's Name and Address:
                                         ---------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

        Number of Shares of Deltek
        Common Stock held:
                          ------------------------------------------------------

     If the shares listed above are not registered in your name, identify the name of the shareholder of record below and bring with you to the Annual Meeting evidence that you beneficially own the shares.

        Shareholder of Record:
                              --------------------------------------------------

                            THIS IS NOT A PROXY CARD

                                                                      DLTK-PS-00

                                  DETACH HERE



                        ANNUAL MEETING OF SHAREHOLDERS OF

                              DELTEK SYSTEMS, INC.

                                 ON MAY 19, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Kenneth E. deLaski, Donald deLaski and Darrell J. Oyer, and each of them, proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Deltek Systems, Inc., a Virginia corporation (the "Company"), to be held on May 19, 2000 at 10:00 a.m. at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, upon such other business as may properly come before the Annual Meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE


[X] PLEASE MARK
    VOTES AS IN                                                                                                              ______
    THIS EXAMPLE.                                                                                                                 |
                                                                                                                                  |
                                                                                                                                  |
THE SHARES REPRESENTED BY ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. THE SHARES
REPRESENTED BY A PROXY WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL
BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.


                                                                                                           FOR   AGAINST   ABSTAIN
   1. To elect two Class III Directors to serve for three years or until    2. To ratify the appointment   [ ]     [ ]       [ ]
      their successors have been duly elected and shall qualify.               of Arthur Andersen LLP as
      NOMINEES: (01) Kenneth E. deLaski and (02) Robert E. Gregg               the Company's Independent
                                                                               auditors for its current
                 FOR             WITHHELD                                      fiscal year.
                 [ ]               [ ]



   [ ]
      ----------------------------------------
       For all nominees except as noted above



                                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

                                                                            NOTE: When shares are held by joint tenants, both should
                                                                            sign. Persons signing as Executor, Administrator,
                                                                            Trustee, etc. should so indicate. Please sign exactly as
                                                                            the name appears on the proxy.


                                                                            PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                                                                            USING THE ENCLOSED ENVELOPE.


Signature:___________________________________________ Date: ________ Signature:_____________________________________ Date: ________